UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	April 19, 2007

Oracle Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	000-51788	54-2185193
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(650) 506-7000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿶ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On April 19, 2007, pursuant to an Agreement and Plan of Merger dated February 28, 2007 (the “Merger Agreement”) by and among Oracle Corporation, a Delaware corporation (“Oracle”), Hotrod Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Oracle (“Merger Subsidiary”), and Hyperion Solutions Corporation, a Delaware corporation (“Hyperion”), Oracle completed its acquisition of all the outstanding shares of common stock of Hyperion (the “Hyperion Shares”). Oracle’s acquisition of the Hyperion Shares was structured as a two-step transaction, with a cash tender offer by Merger Subsidiary for the Hyperion Shares (the “Offer”) followed by the merger of Merger Subsidiary with and into Hyperion (the “Merger”), with Hyperion becoming the surviving corporation and a wholly-owned subsidiary of Oracle.

The initial offering period of the Offer expired at 5:00 p.m., New York City time, on Friday, April 13, 2007 (the “Initial Expiration Date”). On the Initial Expiration Date, Oracle and Merger Subsidiary announced a subsequent offering period expiring at 5:00 p.m., New York City time, on Wednesday, April 18, 2007 (the “Subsequent Expiration Date”). According to Citibank, N.A., the depositary for the Offer, as of the Subsequent Expiration Date, a total of 55,703,835 Hyperion Shares were validly tendered in the Offer and not withdrawn, which represented approximately 91.3% of all the outstanding Hyperion Shares. Oracle accepted for payment and promptly paid the offer price of $52.00 per share in cash, without interest, less any required withholding taxes to all Hyperion stockholders who validly tendered and did not withdraw Hyperion Shares pursuant to the Offer.

Following the Initial Expiration Date, pursuant to the terms and conditions of the Merger Agreement, Oracle designated six representatives to serve on Hyperion’s Board of Directors, replacing Hyperion Board members who resigned at that time and giving Oracle majority representation on Hyperion’s Board of Directors. Two of the previously elected Hyperion Board members remained on the Hyperion Board until the Merger was completed.

On April 19, 2007, pursuant to the terms and conditions of the Merger Agreement, Merger Subsidiary was merged with and into Hyperion, and each outstanding Hyperion Share not tendered in the Offer (other than restricted shares, shares held by Oracle, Hyperion or any of their respective subsidiaries, or shares held by stockholders who properly perfect appraisal rights under Delaware law) were converted into the right to receive $52.00 per share in cash, without interest, less any required withholding taxes. Upon the consummation of the Merger, Hyperion survived and became a wholly-owned subsidiary of Oracle.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACLE CORPORATION

Date: April 24, 2007	By:	/s/ Daniel Cooperman

Name: Daniel Cooperman
Title: Senior Vice President, General Counsel and Secretary